                                                                  Exhibit (c)(2)


                        SHAREHOLDER AND VOTING AGREEMENT


                                  by and among


                              APPLE HOLD CO., L.P.,

                                 NEW AAP LIMITED

                                       and

                 CERTAIN SHAREHOLDERS OF AMWAY ASIA PACIFIC LTD.

                                   dated as of


                                November 15, 1999

                                TABLE OF CONTENTS

                                                                                                                PAGE

I.   VOTING OF COMPANY SHARES....................................................................................-2-
                  1.1      Agreement to Vote Company Shares......................................................-2-

II.  REPRESENTATIONS AND WARRANTIES..............................................................................-2-
                  2.1      Representations and Warranties of the Principal Shareholders..........................-2-
                  2.2      Representations and Warranties of Parent..............................................-2-
                  2.3      Representations and Warranties of Purchaser...........................................-3-

III.  CERTAIN COVENANTS OF PRINCIPAL SHAREHOLDERS................................................................-4-
                  3.1      Restriction on Transfer of Principal Shares;
                           Proxies and Noninterference...........................................................-4-

IV.  CERTAIN COVENANTS OF PARENT.................................................................................-4-
                  4.1      Restriction on Transfer of Non-Tendered Shares,
                           Proxies and Noninterference...........................................................-4-
                  4.2      Cooperation...........................................................................-4-

V.  MISCELLANEOUS................................................................................................-5-
                  5.1      Amendment; Termination................................................................-5-
                  5.2      Extension; Waiver.....................................................................-5-
                  5.3      Governing Law.........................................................................-5-
                  5.4      Notices...............................................................................-5-
                  5.5      Assignment............................................................................-6-
                  5.6      Further Assurances....................................................................-6-
                  5.7      Enforcement...........................................................................-6-
                  5.8      Severability..........................................................................-6-
                  5.9      Counterparts..........................................................................-6-
                  5.10     Headings..............................................................................-6-
                  5.11     Third Party Beneficiary...............................................................-7-

                        SHAREHOLDER AND VOTING AGREEMENT


         This SHAREHOLDER AND VOTING AGREEMENT, dated as of November 15, 1999 (this "Agreement"), is made and entered into among Apple Hold Co., L.P., a Bermuda limited partnership ("Parent"), New AAP Limited, a Bermuda corporation and wholly owned subsidiary of Parent ("Purchaser") and each of the shareholders whose name is set forth on Schedule A hereto (each, a "Principal Shareholder" and, collectively, the "Principal Shareholders"). Except as otherwise defined herein, terms used herein with initial capital letters have the respective meanings ascribed thereto in the Amalgamation Agreement (as defined below).

                                    RECITALS:

         WHEREAS, Parent, Purchaser and Amway Asia Pacific Ltd., a Bermuda corporation (the "Company") propose to enter into a Tender Offer and Amalgamation Agreement, dated as of November 15, 1999 (the "Amalgamation Agreement"), pursuant to which Purchaser will conduct a tender offer (the "Offer") for all of the Company's Common Stock, and following the Offer, Purchaser will amalgamate with and into the Company (the "Amalgamation") or, if so elected by Purchaser, Purchaser will compulsorily purchase all outstanding Company Common Stock, all on the terms and subject to the conditions set forth in the Amalgamation Agreement;

         WHEREAS, as of the date hereof, each Principal Shareholder beneficially owns and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares, no par value, of the Company, set forth opposite such Principal Shareholder's name on Schedule A hereto (collectively, the "Principal Shares");

         WHEREAS, the Principal Shareholders have informed Purchaser that they will not tender their Principal Shares in response to the Offer, but such Principal Shareholders will transfer their Principal Shares ("Non-Tendered Shares") to Parent contemporaneously with the consummation of the Offer;

         WHEREAS, following the Offer and the transfer of the Non-Tendered Shares to Parent, Parent will beneficially own and be entitled to dispose of (or to direct the disposition of) and to vote Shares, representing in excess of two-thirds of the outstanding Shares of the Company;

         WHEREAS, all or a portion of the funds required to pay the Offer Price will be borrowed by Purchaser pursuant to a Credit Agreement among Purchaser, Parent, ALAP Hold Co., Ltd. and N.A.J. Co., Ltd., the lenders parties thereto (the "Lender Parties") and Morgan Guaranty Trust Company of New York, Tokyo Branch, as agent (the "Agent", and together with the Lender Parties, the "Banks");

         WHEREAS, as a condition and inducement to their willingness to enter into the Amalgamation Agreement, the Company and Purchaser have requested, and as a condition to the agreement of the Banks to fund the Offer Price and the consideration to be paid in the

Amalgamation or the compulsory purchase, the Banks have requested, that Parent agree, and Parent has agreed, to enter into this Agreement; and

         WHEREAS, as a condition and inducement to their willingness to enter into the Amalgamation Agreement, the Parent and Purchaser have requested, and as a condition to the agreement of the Banks to fund the Offer Price and the consideration to be paid in the Amalgamation or the compulsory purchase, the Banks have requested, that each Principal Shareholder agree, and each Principal Shareholder has agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                       I. VOTING OF COMPANY SHARES

         1.1 AGREEMENT TO VOTE COMPANY SHARES. At any meeting of the shareholders of the Company called to consider and vote upon the adoption or approval of the Amalgamation Agreement or the Amalgamation (and at any and all postponements and adjournments thereof), each Principal Shareholder will cause Parent to vote, and Parent hereby agrees to vote, all of the Non-Tendered Shares, in favor of the adoption or approval of the Amalgamation Agreement and the Amalgamation and in favor of any other matter necessary or appropriate for the consummation of the transactions contemplated by the Amalgamation Agreement that is considered and voted upon at any such shareholders' meeting.

                       II. REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS. Each Principal Shareholder, severally and not jointly, represents and warrants to Parent, the Banks and Purchaser, as of the date hereof and as of the Closing Date, as follows:

                  (a) EXECUTION AND DELIVERY. Such Principal Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. In the case of each Principal Shareholder that is not a natural person, the execution and delivery of this Agreement by such Principal Shareholder and the consummation by such Principal Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Principal Shareholder. This Agreement has been duly and validly executed and delivered by such Principal Shareholder.

                  (b) OWNERSHIP OF SHARES. Such Principal Shareholder is the sole holder of record and beneficial owner of such number of Principal Shares set forth opposite its, his or her name on SCHEDULE A and holds good, valid and marketable title to such Principal Shares and will hold such title at the date or dates such Principal Shareholders transfer their Principal Shares to Parent.

         2.2 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to

Purchaser and the Principal Shareholders, as of the date hereof and as of the Closing Date, as follows:

          (a) ORGANIZATION. Parent is a limited partnership duly organized, validly existing and in good standing under the laws of Bermuda.

          (b) AUTHORITY RELATIVE TO THIS AGREEMENT. Parent has all requisite limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Parent have been duly and validly authorized by the general partner of Parent and no other limited partnership proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent.

          (c) CONSENT AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and the performance by Parent of its obligations hereunder will not:

               (i) conflict with any provision of the certificate of formation of Parent; or

               (ii) require on the part of Parent any consent, approval, order, authorization or permit of, or registration, filing or notification to, any Governmental Authority or any third party.

     2.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Parent and the Principal Shareholders, as of the date hereof and as of the Closing Date, as follows:

          (a) ORGANIZATION. Purchaser is a company duly incorporated and is validly existing as a corporation under the laws of Bermuda.

          (b) POWER AND AUTHORITY. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Purchaser have been duly and validly authorized by its board of directors and its sole shareholder and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser.

          (c) CONSENT AND APPROVALS; NO VIOLATION. The execution and delivery by Purchaser of this Agreement does not, and the consummation of the transactions contemplated hereby and the performance by Purchaser of its obligations hereunder will not:

               (i) conflict with or violate any provision of Purchaser's Memorandum of Association or Bye-laws; or

               (ii) require on the part of Purchaser any consent, approval, order, authorization or permit of, or registration, filing or notification to, any Governmental Authority, except for (i) the filing by Purchaser with the SEC of such reports under the Exchange Act as may be required in connection with the Amalgamation Agreement (including, without limitation, the Schedule 14D-1 and the Schedule 13E-3), and the transactions contemplated thereby and (iii) such additional actions or filings which, if not taken or made, would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, the earnings, business affairs or business prospects of Purchaser or the transactions contemplated by this Agreement.

                III. CERTAIN COVENANTS OF PRINCIPAL SHAREHOLDERS

         3.1 RESTRICTION ON TRANSFER OF PRINCIPAL SHARES; PROXIES AND NONINTERFERENCE. Each Principal Shareholder hereby agrees that it will not, directly or indirectly: (A) except as otherwise contemplated by this Agreement or the Amalgamation Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Principal Shares or any other Shares it may at anytime own (collectively, "Company Shares"); (B) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney, deposit any Company Shares into a voting trust or enter into a voting agreement with respect to any Company Shares; or (C) take any action that would reasonably be expected to make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of such Principal Shareholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.


                         IV. CERTAIN COVENANTS OF PARENT

         4.1 RESTRICTION ON TRANSFER OF NON-TENDERED SHARES, PROXIES AND NONINTERFERENCE. Parent hereby agrees that it will not, directly or indirectly:
(A) except as otherwise contemplated by this Agreement or the Amalgamation Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Non-Tendered Shares or any other Shares it may at anytime own (collectively, "Parent Shares"); (B) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney, deposit any Parent Shares into a voting trust or enter into a voting agreement with respect to any Parent Shares; or (C) take any action that would reasonably be expected to make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of Parent to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

         4.2 COOPERATION. Parent will cooperate fully with the Company and Purchaser in connection with their respective reasonable best efforts to fulfill the conditions to (a) the Offer set forth in Article II to the Amalgamation Agreement and (b) the Amalgamation set forth in Article III of the Amalgamation Agreement or, if so elected by Purchaser, the compulsory purchase set forth in
Article IV of the Amalgamation Agreement.

                                V. MISCELLANEOUS

         5.1 AMENDMENT; TERMINATION. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement will terminate upon the date the Amalgamation Agreement is terminated in accordance with its terms, or by the mutual consent of the Board of Directors of the Company consisting of the Disinterested Directors, and the general partner of Parent. In the event of termination of this Agreement pursuant to this Section 5.1, this Agreement, except as to those transactions already consummated, will become null and void and of no effect with no liability on the part of any party hereto; provided, however, that no such termination will relieve any party hereto from any liability for any breach of this Agreement arising under applicable law.

         5.2 EXTENSION; WAIVER. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

         5.3 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of Bermuda and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Bermuda.

         5.4 NOTICES. All notices and other communications hereunder shall comply with the notice provisions of the Amalgamation Agreement. In addition all notices to the Principal Shareholders shall be sent to the following parties:

                           Amway Corporation
                           7575 Fulton Street East
                           Ada, Michigan 49355
                           Attention:  Craig N. Meurlin, Esq.
                           Telephone: (616) 787-8305
                           Facsimile: (616) 787-5623
                           E-mail: craig_meurlin@amway.com

                  with copies to (for those Principal Shareholders listed
                                   on SCHEDULE A as the "DeVos Family"):

                           Cravath Swaine & Moore
                           Worldwide Plaza
                           825 8th Avenue
                           New York, New York 10015
                           Attention:  Daniel Mosley, Esq.
                           Telephone: (212) 474-1696
                           Facsimile: (212) 765-0977
                           E-mail: dmosley@cravath.com
                  with copies to (for those Principal Shareholders listed
                                   on SCHEDULE A as the "Van Andel Family"):

                           Hogan & Hartson
                           Columbia Square
                           555 Thirteenth Street, NW
                           Washington, D.C. 20004
                           Attention:  Sara-Ann Determan, Esq.
                           Telephone: (202) 637-6588
                           Facsimile: (202) 637-5910
                           E-mail: sdeterman@hhlaw.com


         5.5 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         5.6 FURTHER ASSURANCES. Each of the Principal Shareholders and Parent will execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by Purchaser in order to ensure that Purchaser receives the full benefit of this Agreement.

         5.7 ENFORCEMENT. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         5.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         5.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same instrument and will become effective when one or more counterparts have been signed by any party and delivered to the other parties.

         5.10 HEADINGS. The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

         5.11 THIRD PARTY BENEFICIARY. Except for the Banks and, to the extent provided in the second sentence of Section 5.1 hereof, the Company, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The Banks shall have the same rights and remedies available to the parties to this Agreement as if the Banks were a party hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.

                             APPLE HOLD CO., L.P.
                             By: AP New Co., LLC, as general partner


                             By: /s/ Craig N. Meurlin
                                -----------------------------------------------
                             Name: Craig N. Meurlin
                             Title: Manager for General Partner

                             NEW AAP LIMITED


                             By: /s/ Lawrence M. Call
                                -----------------------------------------------
                             Name: Lawrence M. Call
                             Title: Attorney-in-Fact

                             PRINCIPAL SHAREHOLDERS:

                             JAY VAN ANDEL TRUST


                             By: /s/ Jay Van Andel
                                -----------------------------------------------
                             Name: Jay Van Andel
                             Title: Trustee

                             SUBTRUST UNDER PARAGRAPH 3 OF JVA TRUST


                             By: /s/ Jay Van Andel
                                -----------------------------------------------
                             Name: Jay Van Andel
                             Title: Trustee

                             JAY AND BETTY VAN ANDEL FOUNDATION


                             By: /s/ Jay Van Andel
                                -----------------------------------------------
                             Name: Jay Van Andel
                             Title: President

                             RICHARD M. DEVOS 1998 TRUST


                             By: /s/ Jerry Tubergen
                                -----------------------------------------------
                             Name: Jerry Tubergen
                             Title: Trustee


                             By: /s/ Richard M. DeVos, Jr.
                                -----------------------------------------------
                             Name: Richard M. DeVos, Jr.
                             Title: President

                             RICHARD & HELEN DEVOS FOUNDATION


                             By: /s/ Jerry Tubergen
                                -----------------------------------------------
                             Name: Jerry Tubergen
                             Title: Vice President, Secretary

                             HELEN J. DEVOS ARTICLE I TRUST


                             By: /s/ Jerry Tubergen
                                -----------------------------------------------
                             Name: Jerry Tubergen
                             Title: Trustee


                             By: /s/ Richard M. DeVos, Jr.
                                -----------------------------------------------
                             Name: Richard M. DeVos, Jr.
                             Title: President

                             RICHARD M. DEVOS, JR. ARTICLE II TRUST


                             By: /s/ Richard M. DeVos, Jr.
                                -----------------------------------------------
                             Name: Richard M. DeVos, Jr.
                             Title: President


                             By: /s/ Jerry Tubergen
                                -----------------------------------------------
                             Name: Jerry Tubergen
                             Title: Trustee

                             DANIEL G. DEVOS ARTICLE II TRUST


                             By: /s/ Jerry Tubergen
                                -----------------------------------------------
                             Name: Jerry Tubergen
                             Title: Trustee


                             By: /s/ Richard M. DeVos, Jr.
                                -----------------------------------------------
                             Name: Richard M. DeVos, Jr.
                             Title: President

                             SUZANNE DEVOS-VANDERWEIDE ARTICLE II
                             TRUST


                             By: /s/ Jerry Tubergen
                                -----------------------------------------------
                             Name: Jerry Tubergen
                             Title: Trustee


                             By: /s/ Richard M. DeVos, Jr.
                                -----------------------------------------------
                             Name: Richard M. DeVos, Jr.
                             Title: President

                             DOUGLAS L. DEVOS ARTICLE II TRUST


                             By: /s/ Richard M. DeVos, Jr.
                                -----------------------------------------------
                             Name: Richard M. DeVos, Jr.
                             Title: President


                             By: /s/ Jerry Tubergen
                                -----------------------------------------------
                             Name: Jerry Tubergen
                             Title: Trustee

                             RDV CAPITAL MANAGEMENT L.P. III
                                By:  RDV Corporation, as general partner


                             By: /s/ Jerry Tubergen
                                -----------------------------------------------
                             Name: Jerry Tubergen
                             Title: President

                             RICHARD M. DEVOS, JR. 1995 CHRISTMAS
                             TRUST


                             By: /s/ Richard M. DeVos, Jr.
                                -----------------------------------------------
                             Name:   Richard M. DeVos, Jr.
                             Title:  President


                             By: /s/ Daniel L. Mosley
                                -----------------------------------------------
                             Name:   Daniel L. Mosley
                             Title:  Trustee


                             DANIEL G. DEVOS 1995 CHRISTMAS TRUST


                             By: /s/ Richard M. DeVos, Jr.
                                -----------------------------------------------
                             Name:  Richard M. DeVos, Jr.
                             Title: President


                             By: /s/ Daniel L. Mosley
                                -----------------------------------------------
                             Name:  Daniel L. Mosley
                             Title: Trustee

                             SUZANNE DEVOS-VANDERWEIDE 1995
                             CHRISTMAS TRUST


                             By: /s/ Jerry Tubergen
                                -----------------------------------------------
                             Name:  Jerry Tubergen
                             Title: Trustee


                             By: /s/ Richard M. DeVos, Jr.
                                -----------------------------------------------
                             Name:  Richard M. DeVos, Jr.
                             Title: President

                             DOUGLAS L. DEVOS 1995 CHRISTMAS TRUST


                             By: /s/ Jerry Tubergen
                                -----------------------------------------------
                             Name:  Jerry Tubergen
                             Title: Trustee


                             By: /s/ Richard M. DeVos, Jr.
                                -----------------------------------------------
                             Name:  Richard M. DeVos, Jr.
                             Title: President

                                   SCHEDULE A


                                                                       NUMBER OF PRINCIPAL
                SHAREHOLDER                                               SHARES OWNED
I.  VAN ANDEL FAMILY
Jay Van Andel Trust                                                           12,315,145
Subtrust Under Paragraph 3 of JVA Trust                                       11,092,330
Jay and Betty Van Andel Foundation                                               564,290

II.  DEVOS FAMILY

Richard M. DeVos 1998 Trust                                                    9,948,743
Richard & Helen DeVos Foundation                                                 564,290
Helen J. DeVos Article I Trust                                                 3,835,882
Richard M. DeVos, Jr. Article II Trust                                           200,528
Daniel G. DeVos Article II Trust                                                 200,528
Suzanne DeVos-VanderWeide Article II Trust                                       200,528
Douglas L. DeVos Article II Trust                                                200,528
RDV Capital Management L.P. III                                                1,000,000
Richard M. DeVos, Jr. 1995 Christmas Trust                                     1,955,184
Daniel G. DeVos 1995 Christmas Trust                                           1,955,184
Suzanne DeVos-VanderWeide 1995 Christmas Trust                                 1,955,185
Douglas L. DeVos 1995 Christmas Trust                                          1,955,185


TOTAL                                                                         47,943,530